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                                                                   EXHIBIT 99.9b

                                     [LETTERHEAD]



                                  September 29, 1998



Safeco Life Insurance Company
15411 N.E. 51st Street
Redmond, WA 98052


               RE: SAFECO LIFE DEFERRED VARIABLE ANNUITY ACCOUNT

Gentlemen:

          We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of the Registration Statement on Form N-4 filed by Safeco Life Deferred Variable Annuity Account for certain variable annuity contracts. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                   Very truly yours,

                                   SUTHERLAND ASBILL & BRENNAN LLP


                                   By: /s/ Frederick R. Bellamy
                                      -------------------------------
                                      Frederick R. Bellamy